Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and the Shareholders of The Starburst Bond Fund (formerly, The Starburst Government Income Fund):


We consent to the incorporation by reference in Post-Effective Amendment No. 25 to Registration Statement 33-30950 of The Starburst Bond Fund (formerly, The Starburst Government Income Fund) of our report dated December 6, 1996 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.


/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 25, 1997